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                                                                     EXHIBIT 8.1



                      [VINSON & ELKINS L.L.P.  LETTERHEAD]

                                December 13, 2000


Stone Energy Corporation
625 East Kaliste Saloom Road
Lafayette, LA  70508

Ladies and Gentlemen:

         We have acted as counsel to Stone Energy Corporation ("Stone") in connection with the merger of Partner Acquisition Corp., a direct wholly-owned subsidiary of Stone, with and into Basin Exploration, Inc. (the "Merger").

         We participated in the preparation of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission with respect to the Merger and hereby confirm that the conclusions of law with respect to federal income tax matters set forth in the Registration Statement under the heading "The Merger--U.S. Federal Income Tax Consequences of the Merger" are accurate and complete in all material respects and represent our opinion with respect to such matters.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  Vinson & Elkins L.L.P.